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                                 EXHIBIT 23.3
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                      Consent of Independent Accountants
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We consent to the incorporation by reference in the registration statement of
The Kroger Co. on Form S-8 (333-11909) of our report dated April 3, 1998, on our audits of the financial statements and financial statement schedules of Dillon Companies, Inc. Employees' Stock Ownership and Savings Plan as of December 31, 1997 and 1996, and for the years then ended, which report is included in this annual report on Form 10-K.


(Coopers & Lybrand L.L.P.)
Coopers & Lybrand L.L.P.
Cincinnati, Ohio
April 21, 1998